Exhibit 99.1

Elastic N.V. Reports Strong Second Quarter Fiscal 2019 Financial Results

Total Revenue of $63.6 million, Growing 72% year-over-year

Calculated Billings of $88.5 million, Growing 73% year-over-year

Raised $264 million in Initial Public Offering

MOUNTAIN VIEW, Calif. and AMSTERDAM, The Netherlands, December 4, 2018 -- Elastic N.V. (NYSE: ESTC) (“Elastic”), the company behind Elasticsearch and the Elastic Stack, today announced strong results for its fiscal second quarter ended October 31, 2018.

Second Quarter Fiscal 2019 Financial Highlights

●	Total revenue was $63.6 million, growing 72% year-over-year.
●	Calculated billings was $88.5 million, growing 73% year-over-year.
●	Deferred revenue was $127.3 million, growing 78% year-over-year.
●	GAAP operating loss was $27.1 million; GAAP operating margin was -42.6%.
●	Non-GAAP operating loss was $14.8 million; Non-GAAP operating margin was -23.3%.
●	GAAP net loss per share was $0.63; Non-GAAP net loss per share was $0.38.
●	Operating cash flow was -$0.6 million with free cash flow of -$1.4 million.
●	Cash and cash equivalents were $318.6 million as of October 31, 2018.

“We are very pleased with our Q2 results; our team delivered strong revenue growth of 72% year-over-year,” said Shay Banon, founder and chief executive officer at Elastic. “Search is an incredible foundation to enable our users and customers to address a variety of use cases. We’re proud of the pace of innovation across our self-managed and SaaS offerings and the rapid adoption of the Elastic Stack and our solutions by our users and customers.”

Second Quarter Fiscal 2019 Key Metrics and Recent Business Highlights

●	Total subscription customer count was over 6,300.
●	Total customer count with ACV greater than $100,000 was over 340.
●	Subscription revenue represented 92% of total revenue.
●	Net Expansion Rate remained over 130% for the eighth consecutive quarter.
●

Released versions 6.4 and 6.5 of the Elastic Stack with many new features including support for Kerberos and FIPS (Federal Information Processing Standard) 140-2, Kibana spaces for better multitenancy, Canvas for pixel-perfect visualizations, cross-cluster replication to support disaster recovery and data locality, curated UIs for log and infrastructure data, and APM support for new programming languages like Java and Go.

●

Released new SaaS features on Elasticsearch Service, the official hosted and managed Elasticsearch offering on Elastic Cloud, including custom topologies for hot-warm architectures, deployment templates for use cases like logging or security, machine learning, and a revised, more flexible pricing model.

●	Released version 2.0 of Elastic Cloud Enterprise (ECE) bringing all the new SaaS features to hybrid and on-premise environments.
●

Held 11 successful Elastic{ON} Tour events to engage with our community of users, customers, and partners in Melbourne, Sydney, Boston, Chicago, Toronto, Minneapolis, Denver, Washington DC, Stockholm, Frankfurt, and Santa Clara, with waitlists driven by strong demand.

●

Appointed Jonathan Chadwick Audit Committee Chair to the Elastic Board of Directors. Jonathan is a former Executive Vice President, CFO, and COO of VMware, CFO of Skype, Corporate Vice President of Microsoft and Executive Vice President and CFO of McAfee.

Financial Outlook

The Company is providing the following guidance:

For its third quarter of fiscal 2019 (ending January 31, 2019):

●	Total revenue is expected to be between $64 million and $66 million.
●	Non-GAAP operating margin is expected to be between -30% and -28%.
●	Non-GAAP net loss per share is expected to be between $0.32 and $0.30, assuming approximately 71 million ordinary shares outstanding.

For its fiscal year 2019 (ending April 30, 2019):

●	Total revenue is expected to be between $254 million and $258 million.
●	Non-GAAP operating margin is expected to be between -26.0% and -25.0%.
●	Non-GAAP net loss per share is expected to be between $1.35 and $1.30, assuming approximately 56 million ordinary shares outstanding.

See the section titled “Forward-Looking Statements” below for information on the factors that could cause our actual results to differ materially. A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty regarding, and the potential variability of, many of these costs and expenses that may be incurred in the future.

Conference Call and Webcast

Elastic’s executive management team will host a conference call today beginning at 2:00 p.m. PT/ 5:00 p.m. ET to discuss the Company’s financial results and business outlook. A live audio webcast of the conference call will be available through Elastic’s Investor Relations website at ir.elastic.co. Slides will accompany the webcast. The replay of the webcast and slides will be available for two months.

Lock-Up Release Extension

Lock-up agreements executed in connection with the Company’s initial public offering provided for early release of 25% of the shares if certain price and other conditions are met on or after January 2, 2019. However, since the Company will be in its standard quarterly trading blackout period on that date, this early lock-up release date will be extended (even if the early release conditions are met) until at least the second business day following the end of its blackout period. The Company expects to announce its earnings results for its fiscal quarter ending January 31, 2019 in late February 2019 or early March 2019. The Company will announce the lock-up release date at least two business days in advance.

About Elastic

Elastic is a search company. As the creators of the Elastic Stack (Elasticsearch, Kibana, Beats, and Logstash), Elastic builds self-managed and SaaS offerings that make data usable in real time and at scale for search, logging, security, and analytics use cases. Elastic is a distributed company with Elasticians working in countries around the world. Learn more at elastic.co.

Elastic and associated marks are trademarks or registered trademarks of Elastic N.V. and its subsidiaries. All other company and product names may be trademarks of their respective owners.

Use of Non-GAAP Financial Measures

Reconciliations of non-GAAP financial measures to Elastic’s financial results as determined in accordance with GAAP are included at the end of this press release following the accompanying financial data. For a description of these non-GAAP financial measures, including the reasons management uses each measure, please see the section of this press release titled “About Non-GAAP Financial Measures.”

Forward-Looking Statements

This press release contains forward-looking statements which include, but are not limited to, expected financial results for the fiscal quarter ending January 31, 2019 and the fiscal year ending April 30, 2019. These forward-looking statements are subject to the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. Our expectations and beliefs regarding these matters may not materialize. Actual outcomes and results may differ materially from those contemplated by these forward-looking statements as a result of uncertainties, risks, and changes in circumstances, including but not limited to risks and uncertainties related to: our ability to continue to deliver and improve our offerings and successfully develop new offerings; customer acceptance and purchase of our existing offerings and new offerings; our ability to maintain and expand our customer base; the market for our products not continuing to develop; competition from other products; the impact of foreign currency exchange rate and interest rate fluctuations on our results; our business strategy and our plan to build our business; our ability to effectively manage our growth; the pace of change and innovation in the markets in which we participate and the competitive nature of those markets; our international expansion strategy; our service performance and security, including the resources and costs required to prevent, detect and remediate potential security breaches; our operating results and cash flows; our strategy of acquiring complementary businesses and our ability to successfully integrate acquired businesses and technologies; our relationships with third parties, including partners; our ability to protect our intellectual property rights; our ability to develop our brands; our ability to attract and retain qualified employees and key personnel; the impact of expensing stock options and other equity awards; the sufficiency of our capital resources; and general market, political, economic and business conditions. Additional risks and uncertainties that could cause actual outcomes and results to differ materially from those contemplated by the forward-looking statements are included under the caption “Risk Factors” and elsewhere in our most recent filings with the Securities and Exchange Commission (the “SEC”), including our prospectus filed with the SEC pursuant to Rule 424(b)(4) dated October 4, 2018. SEC filings are available on the Investor Relations section of Elastic’s website at ir.elastic.co and the SEC’s website at www.sec.gov. Elastic assumes no obligation to, and does not currently intend to, update any such forward-looking statements after the date of this release, except as required by law.

Contact Information

Anthony Luscri

Elastic Investor Relations

ir@elastic.co

(650) 695-1055

Deborah Wiltshire

Elastic Corporate Communications

press@elastic.co

Elastic N.V.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(amounts in thousands, except share and per share amounts)

(Unaudited)

	Three Months Ended October 31,		Six Months Ended October 31,
	2018	2017	2018	2017
Revenue
License - self-managed	$10,204	$6,456	$17,444	$11,105
Subscription - self-managed and SaaS	48,232	28,326	92,601	53,068
Total subscription revenue	58,436	34,782	110,045	64,173
Professional services	5,139	2,256	10,174	4,509
Total revenue	63,575	37,038	120,219	68,682
Cost of revenue
Cost of license - self-managed	97	97	194	194
Cost of subscription - self-managed and SaaS	12,870	6,254	23,071	11,236
Total cost of revenue - subscription	12,967	6,351	23,265	11,430
Cost of professional services	5,620	2,609	10,879	4,944
Total cost of revenue	18,587	8,960	34,144	16,374
Gross profit	44,988	28,078	86,075	52,308
Operating expenses
Research and development	25,332	12,182	44,313	23,006
Sales and marketing	34,634	16,905	65,056	33,952
General and administrative	12,092	6,117	22,191	11,650
Total operating expenses	72,058	35,204	131,560	68,608
Operating loss	(27,070)	(7,126)	(45,485)	(16,300)
Other income (expense), net	264	86	860	(638)
Loss before income taxes	(26,806)	(7,040)	(44,625)	(16,938)
Provision for income taxes	733	987	1,492	1,056
Net loss	$(27,539)	$(8,027)	$(46,117)	$(17,994)
Net loss per share attributable to ordinary shareholders, basic and diluted	$(0.63)	$(0.25)	$(1.20)	$(0.57)
Weighted-average shares used to compute net loss per share attributable to ordinary shareholders, basic and diluted	43,978,770	31,684,020	38,471,641	31,561,588

Elastic N.V.

CONDENSED CONSOLIDATED BALANCE SHEETS

(amounts in thousands, except share and per share amounts)

(Unaudited)

	October 31, 2018	April 30, 2018
Assets
Current assets:
Cash and cash equivalents	$318,564	$50,941
Restricted cash	2,283	668
Accounts receivable, net of allowance for doubtful accounts of $1,604 and $776 as of October 31, 2018 and April 30, 2018, respectively	54,512	53,233
Deferred contract acquisition costs	15,721	12,125
Prepaid expenses and other current assets	18,524	15,261
Total current assets	409,604	132,228
Property and equipment, net	4,104	4,536
Goodwill	19,964	19,182
Intangible assets, net	8,176	8,297
Deferred contract acquisition costs, non-current	7,147	5,954
Deferred offering costs	-	242
Deferred tax assets	3,036	3,946
Other assets	7,500	8,628
Total assets	$459,531	$183,013
Liabilities, Redeemable Convertible Preferred Shares and Shareholders’ (Deficit) Equity
Current liabilities:
Accounts payable	$9,827	$2,176
Accrued expenses and other liabilities	16,866	11,816
Accrued compensation and benefits	16,458	15,191
Deferred revenue	116,255	95,929
Total current liabilities	159,406	125,112
Deferred revenue, non-current	11,024	6,632
Other liabilities, non-current	5,215	3,877
Total liabilities	175,645	135,621
Commitments and contingencies
Redeemable convertible preference shares, par value €0.001 per share; No shares authorized, issued, or outstanding as of October 31, 2018; 29,026,193 shares authorized; 28,939,466 shares issued and outstanding as of April 30, 2018	-	200,921
Shareholders’ (deficit) equity:
Convertible preference shares, €0.01 par value; 165,000,000 shares authorized, 0 shares issued and outstanding as of October 31, 2018; 0 shares authorized, issued and outstanding as of April 30, 2018	-	-
Ordinary shares, par value €0.01 per share: 165,000,000 shares authorized; 70,948,987 shares issued and outstanding as of October 31, 2018	722	-
Ordinary shares, par value of €0.001 per share; 72,000,000 shares authorized; 0 and 33,232,955 shares issued and outstanding as of October 31, 2018 and April 30, 2018, respectively	-	33
Treasury stock; 35,937 shares (repurchased at an average price of $10.30 per share)	(369)	(369)
Additional paid-in capital	546,219	62,542
Accumulated other comprehensive loss	(1,795)	(961)
Accumulated deficit	(260,891)	(214,774)
Total shareholders’ (deficit) equity	283,886	(153,529)
Total liabilities, redeemable convertible preference shares and shareholders’ (deficit) equity	$459,531	$183,013

Elastic N.V.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(amounts in thousands)

(Unaudited)

	Three Months Ended October 31,		Six Months Ended October 31,
	2018	2017	2018	2017
Cash flows from operating activities
Net loss	$(27,539)	$(8,027)	$(46,117)	$(17,994)
Adjustments to reconcile net loss to cash (used in) provided by operating activities:
Depreciation and amortization	1,466	1,072	3,008	2,095
Amortization of deferred contract acquisition costs	4,829	2,996	8,848	5,598
Stock-based compensation expense	11,239	2,769	16,904	5,024
Other	15	2	15	2
Changes in operating assets and liabilities, net of impact of business acquisition:
Accounts receivable, net	(11,772)	(6,700)	(2,624)	(2,092)
Deferred contract acquisition costs	(9,617)	(4,552)	(14,136)	(7,253)
Prepaid expenses and other current assets	(5,900)	(1,476)	(4,857)	(1,917)
Other assets	110	44	1,643	(1,827)
Accounts payable	1,685	(957)	4,867	398
Accrued expenses and other liabilities	4,778	1,767	7,655	4,786
Accrued compensation and benefits	4,820	2,935	1,666	2,381
Deferred revenue	25,310	14,213	27,678	15,735
Net cash (used in) provided by operating activities	(576)	4,086	4,550	4,936
Cash flows from investing activities
Purchases of property and equipment	(836)	(502)	(1,172)	(896)
Maturities of short-term investments	-	7,500	-	15,000
Business acquisitions, net of cash acquired	-	(651)	(1,986)	(3,702)
Net cash (used in) provided by investing activities	(836)	6,347	(3,158)	10,402
Cash flows from financing activities
Net proceeds from issuance of common stock in initial public offering	269,514	-	269,514	-
Proceeds from issuance of ordinary shares upon exercise of stock options	2,133	771	2,782	1,328
Repurchase of ordinary shares	-	(344)	-	(344)
Repurchase of early exercised options	-	-	(500)	-
Repayment of notes payable	-	(31)	(20)	(59)
Payments of deferred offering costs	(2,302)	-	(2,302)	-
Net cash provided by financing activities	269,345	396	269,474	925
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(449)	(1,565)	(1,628)	(584)
Net increase in cash, cash equivalents, and restricted cash	267,484	9,264	269,238	15,679
Cash, cash equivalents, and restricted cash, beginning of period	53,363	66,305	51,609	59,890
Cash, cash equivalents, and restricted cash, end of period	$320,847	$75,569	$320,847	$75,569

Elastic N.V.

REVENUE BY TYPE

(amounts in thousands, except percentages)

(Unaudited)

	Three Months Ended October 31,				Six Months Ended October 31,
	2018		2017		2018		2017
		% of		% of		% of		% of
		Total		Total		Total		Total
	Amount	Revenue	Amount	Revenue	Amount	Revenue	Amount	Revenue
Self-managed subscription	$48,406	76%	$29,169	79%	$89,718	75%	$53,831	78%
License	10,204	16%	6,456	17%	17,444	15%	11,105	16%
Subscription	38,202	60%	22,713	62%	72,274	60%	42,726	62%
SaaS	10,030	16%	5,613	15%	20,327	17%	10,342	15%
Total subscription revenue	58,436	92%	34,782	94%	110,045	92%	64,173	93%
Professional services	5,139	8%	2,256	6%	10,174	8%	4,509	7%
Total revenue	$63,575	100%	$37,038	100%	$120,219	100%	$68,682	100%

Elastic N.V.

RECONCILIATION OF GAAP TO NON-GAAP DATA

CALCULATED BILLINGS

(amounts in thousands)

(Unaudited)

	Three Months Ended October 31,		Six Months Ended October 31,
	2018	2017	2018	2017
Total revenue	$63,575	$37,038	$120,219	$68,682
Add: Increase in total deferred revenue	25,310	14,213	27,678	15,735
Less: (Increase) decrease in unbilled accounts receivable	(361)	22	(155)	508
Calculated billings	$88,524	$51,273	$147,742	$84,925

Elastic N.V.

RECONCILIATION OF GAAP TO NON-GAAP DATA

FREE CASH FLOW

(amounts in thousands, except percentages)

(Unaudited)

	Three Months Ended October 31,		Six Months Ended October 31,
	2018	2017	2018	2017
Net cash provided by (used in) operating activities	$(576)	$4,086	$4,550	$4,936
Less: Purchases of property and equipment	(836)	(502)	(1,172)	(896)
Free cash flow	$(1,412)	$3,584	$3,378	$4,040
Net cash provided by (used in) investing activities	$(836)	$6,347	$(3,158)	$10,402
Net cash provided by financing activities	$269,345	$396	$269,474	$925
Net cash provided by (used in) operating activities (as a percentage of total revenue)	(1)%	11%	4%	7%
Less: Purchases of property and equipment (as a percentage of total revenue)	(1)%	(1)%	(1)%	(1)%
Free cash flow margin	(2)%	10%	3%	6%

Elastic N.V.

RECONCILIATION OF GAAP TO NON-GAAP DATA

For the three months ended October 31, 2018

(amounts in thousands, except percentages, share and per share amounts)

(Unaudited)

	GAAP	Stock-Based Compensation Expense	Amortization of Acquired Intangibles	Acquisition Related Expenses	Tax Adjustment (1)	Non-GAAP (2)
Cost of revenue
Cost of license - self-managed	$97	-	(97)	-	-	$-
Cost of subscription - self-managed and SaaS	$12,870	(680)	(637)	-	-	$11,553
Total cost of revenue - subscription	$12,967	(680)	(734)	-	-	$11,553
Cost of professional services	$5,620	(227)	-	-	-	$5,393
Total cost of revenue	$18,587	(907)	(734)	-	-	$16,946
Gross profit	$44,988	907	734	-	-	$46,629
Gross margin (2)	70.8%	1.4%	1.2%	0.0%		73.3%
Operating expenses
Research and development	$25,332	(4,685)	-	(174)	-	$20,473
Sales and marketing	$34,634	(2,762)	(40)	-	-	$31,832
General and administrative	$12,092	(2,885)	-	(53)	-	$9,154
Total operating expenses	$72,058	(10,332)	(40)	(227)	-	$61,459
Operating loss	$(27,070)	11,239	774	227	-	$(14,830)
Operating margin (2)	(42.6)%	17.7%	1.2%	0.4%		(23.3)%
Other income, net	$264	-	-	-	-	$264
Loss before income taxes	$(26,806)	11,239	774	227	-	$(14,566)
Provision for income taxes	$733	-	-	-	1,611	$2,344
Tax rate (2)	(2.7)%					(16.1)%
Net loss	$(27,539)	11,239	774	227	(1,611)	$(16,910)

Net loss per share attributable to ordinary shareholders, basic and diluted (2)(3)	$(0.63)	$0.26	$0.02	$0.01	$(0.04)	$(0.38)

(1)

Non-GAAP financial information for the quarter is adjusted for a tax rate equal to our annual estimated tax rate on non-GAAP income. This rate is based on our estimated annual GAAP income tax rate forecast, adjusted to account for items excluded from GAAP income in calculating the non-GAAP financial measures presented above as well as significant tax adjustments, such as adjustments resulting from the 2017 Tax Act. Our estimated tax rate on non-GAAP income is determined annually and may be adjusted during the year to take into account events or trends that we believe materially impact the estimated annual rate including, but not limited to, significant changes resulting from tax legislation, material changes in the geographic mix of revenue and expenses and other significant events. Due to the differences in the tax treatment of items excluded from non-GAAP earnings, as well as the methodology applied to our estimated annual tax rates as described above, our estimated tax rate on non-GAAP income may differ from our GAAP tax rate and from our actual tax liabilities.

(2)	Totals may not sum, due to rounding. Gross margin, operating margin, tax rate and earnings per share are calculated based upon the respective underlying, non-rounded data.
(3)	Calculated based upon 43,978,770 weighted-average shares, basic and diluted.

Elastic N.V.

RECONCILIATION OF GAAP TO NON-GAAP DATA

For the three months ended October 31, 2017

(amounts in thousands, except percentages, share and per share amounts)

(Unaudited)

	GAAP	Stock-Based Compensation Expense	Amortization of Acquired Intangibles	Acquisition Related Expenses	Tax Adjustment (1)	Non-GAAP (2)
Cost of revenue
Cost of license - self-managed	$97	-	(97)	-	-	$-
Cost of subscription - self-managed and SaaS	$6,254	(136)	(216)	-	-	$5,902
Total cost of revenue - subscription	$6,351	(136)	(313)	-	-	$5,902
Cost of professional services	$2,609	(70)	-	-	-	$2,539
Total cost of revenue	$8,960	(206)	(313)	-	-	$8,441
Gross profit	$28,078	206	313	-	-	$28,597
Gross margin (2)	75.8%	0.6%	0.8%	0.0%		77.2%
Operating expenses
Research and development	$12,182	(1,092)	-	(174)	-	$10,916
Sales and marketing	$16,905	(756)	(22)	-	-	$16,127
General and administrative	$6,117	(716)	-	(303)	-	$5,098
Total operating expenses	$35,204	(2,564)	(22)	(477)	-	$32,141
Operating loss	$(7,126)	2,770	335	477	-	$(3,544)
Operating margin (2)	(19.2)%	7.5%	0.9%	1.3%		(9.6)%
Other income, net	$86	-	-	-	-	$86
Loss before income taxes	$(7,040)	2,770	335	477	-	$(3,458)
Provision for income taxes	$987	-	-	-	820	$1,807
Tax rate (2)	(14.0)%					(52.3)%
Net loss	$(8,027)	2,770	335	477	(820)	$(5,265)

Net loss per share attributable to ordinary shareholders, basic and diluted (2)(3)	$(0.25)	$0.09	$0.01	$0.02	$(0.03)	$(0.17)

(1)

Non-GAAP financial information for the quarter is adjusted for a tax rate equal to our annual estimated tax rate on non-GAAP income. This rate is based on our estimated annual GAAP income tax rate forecast, adjusted to account for items excluded from GAAP income in calculating the non-GAAP financial measures presented above as well as significant tax adjustments, such as adjustments resulting from the 2017 Tax Act. Our estimated tax rate on non-GAAP income is determined annually and may be adjusted during the year to take into account events or trends that we believe materially impact the estimated annual rate including, but not limited to, significant changes resulting from tax legislation, material changes in the geographic mix of revenue and expenses and other significant events. Due to the differences in the tax treatment of items excluded from non-GAAP earnings, as well as the methodology applied to our estimated annual tax rates as described above, our estimated tax rate on non-GAAP income may differ from our GAAP tax rate and from our actual tax liabilities.

(2)	Totals may not sum, due to rounding. Gross margin, operating margin, tax rate and earnings per share are calculated based upon the respective underlying, non-rounded data.
(3)	Calculated based upon 31,684,020 weighted-average shares, basic and diluted.

Elastic N.V.

RECONCILIATION OF GAAP TO NON-GAAP DATA

For the six months ended October 31, 2018

(amounts in thousands, except percentages, share and per share amounts)

(Unaudited)

	GAAP	Stock-Based Compensation Expense	Amortization of Acquired Intangibles	Acquisition Related Expenses	Tax Adjustment (1)	Non-GAAP (2)
Cost of revenue
Cost of license - self-managed	$194	-	(194)	-	-	$-
Cost of subscription - self-managed and SaaS	$23,071	(1,093)	(1,213)	-	-	$20,765
Total cost of revenue - subscription	$23,265	(1,093)	(1,407)	-	-	$20,765
Cost of professional services	$10,879	(404)	-	-	-	$10,475
Total cost of revenue	$34,144	(1,497)	(1,407)	-	-	$31,240
Gross profit	$86,075	1,497	1,407	-	-	$88,979
Gross margin (2)	71.6%	1.2%	1.2%	0.0%		74.0%
Operating expenses
Research and development	$44,313	(6,782)	-	(348)	-	$37,183
Sales and marketing	$65,056	(4,614)	(77)	-	-	$60,365
General and administrative	$22,191	(4,011)	-	(259)	-	$17,921
Total operating expenses	$131,560	(15,407)	(77)	(607)	-	$115,469
Operating loss	$(45,485)	16,904	1,484	607	-	$(26,490)
Operating margin (2)	(37.8)%	14.1%	1.2%	0.5%		(22.0)%
Other income, net	$860	-	-	-	-	$860
Loss before income taxes	$(44,625)	16,904	1,484	607	-	$(25,630)
Provision for income taxes	$1,492				2,282	$3,774
Tax rate (2)	(3.3)%					(14.7)%
Net loss	$(46,117)	16,904	1,484	607	(2,282)	$(29,404)

Net loss per share attributable to ordinary shareholders, basic and diluted (2)(3)	$(1.20)	$0.44	$0.04	$0.02	$(0.06)	$(0.76)

(1)

Non-GAAP financial information for the quarter is adjusted for a tax rate equal to our annual estimated tax rate on non-GAAP income. This rate is based on our estimated annual GAAP income tax rate forecast, adjusted to account for items excluded from GAAP income in calculating the non-GAAP financial measures presented above as well as significant tax adjustments, such as adjustments resulting from the 2017 Tax Act. Our estimated tax rate on non-GAAP income is determined annually and may be adjusted during the year to take into account events or trends that we believe materially impact the estimated annual rate including, but not limited to, significant changes resulting from tax legislation, material changes in the geographic mix of revenue and expenses and other significant events. Due to the differences in the tax treatment of items excluded from non-GAAP earnings, as well as the methodology applied to our estimated annual tax rates as described above, our estimated tax rate on non-GAAP income may differ from our GAAP tax rate and from our actual tax liabilities.

(2)	Totals may not sum, due to rounding. Gross margin, operating margin, tax rate and earnings per share are calculated based upon the respective underlying, non-rounded data.
(3).	Calculated based upon 38,471,641 weighted-average shares, basic and diluted.

Elastic N.V.

RECONCILIATION OF GAAP TO NON-GAAP DATA

For the six months ended October 31, 2017

(amounts in thousands, except percentages, share and per share amounts)

(Unaudited)

	GAAP	Stock-Based Compensation Expense	Amortization of Acquired Intangibles	Acquisition Related Expenses	Tax Adjustment (1)	Non-GAAP (2)
Cost of revenue
Cost of license - self-managed	$194	-	(194)	-	-	$-
Cost of subscription - self-managed and SaaS	$11,236	(255)	(413)	-	-	$10,568
Total cost of revenue - subscription	$11,430	(255)	(607)	-	-	$10,568
Cost of professional services	$4,944	(112)	-	-	-	$4,832
Total cost of revenue	$16,374	(367)	(607)	-	-	$15,400
Gross profit	$52,308	367	607	-	-	$53,282
Gross margin (2)	76.2%	0.5%	0.9%	0.0%		77.6%
Operating expenses
Research and development	$23,006	(2,075)	-	(314)	-	$20,617
Sales and marketing	$33,952	(1,488)	(44)	-	-	$32,420
General and administrative	$11,650	(1,094)	-	(608)	-	$9,948
Total operating expenses	$68,608	(4,657)	(44)	(922)	-	$62,985
Operating loss	$(16,300)	5,024	651	922	-	$(9,703)
Operating margin (2)	(23.7)%	7.3%	0.9%	1.3%		(14.1)%
Other income, net	$(638)	-	-	-	-	$(638)
Loss before income taxes	$(16,938)	5,024	651	922	-	$(10,341)
Provision for income taxes	$1,056				1,720	$2,776
Tax rate (2)	(6.2)%					(26.8)%
Net loss	$(17,994)	5,024	651	922	(1,720)	$(13,117)

Net loss per share attributable to ordinary shareholders, basic and diluted (2)(3)	$(0.57)	$0.16	$0.02	$0.03	$(0.05)	$(0.42)

(1)

Non-GAAP financial information for the quarter is adjusted for a tax rate equal to our annual estimated tax rate on non-GAAP income. This rate is based on our estimated annual GAAP income tax rate forecast, adjusted to account for items excluded from GAAP income in calculating the non-GAAP financial measures presented above as well as significant tax adjustments, such as adjustments resulting from the 2017 Tax Act. Our estimated tax rate on non-GAAP income is determined annually and may be adjusted during the year to take into account events or trends that we believe materially impact the estimated annual rate including, but not limited to, significant changes resulting from tax legislation, material changes in the geographic mix of revenue and expenses and other significant events. Due to the differences in the tax treatment of items excluded from non-GAAP earnings, as well as the methodology applied to our estimated annual tax rates as described above, our estimated tax rate on non-GAAP income may differ from our GAAP tax rate and from our actual tax liabilities.

(2)	Totals may not sum, due to rounding. Gross margin, operating margin, tax rate and earnings per share are calculated based upon the respective underlying, non-rounded data.
(3)	Calculated based upon 31,561,588 weighted-average shares, basic and diluted.

About Non-GAAP Financial Measures

In addition to our results determined in accordance with U.S. GAAP, we believe the following non-GAAP measures are useful in evaluating our operating performance. We use the following non-GAAP financial information to evaluate our ongoing operations and for internal planning and forecasting purposes. We believe that non-GAAP financial information, when taken collectively, may be helpful to investors because it provides consistency and comparability with past financial performance. However, non-GAAP financial information is presented for supplemental informational purposes only, has limitations as an analytical tool and should not be considered in isolation or as a substitute for financial information presented in accordance with U.S. GAAP. In particular, free cash flow is not a substitute for cash used in operating activities.

Additionally, the utility of free cash flow as a measure of our liquidity is further limited as it does not represent the total increase or decrease in our cash balance for a given period. In addition, other companies, including companies in our industry, may calculate similarly-titled non-GAAP measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison. A reconciliation of our historical non-GAAP financial measures to their most directly comparable financial measure stated in accordance with U.S. GAAP has been provided in the financial statement tables included in this press release. Investors are cautioned that there are a number of limitations associated with the use of non-GAAP financial measures and key metrics as analytical tools. Investors are encouraged to review these reconciliations, and not to rely on any single financial measure to evaluate our business.

Non-GAAP Gross Profit and Non-GAAP Gross Margin

We define non-GAAP gross profit and non-GAAP gross margin as GAAP gross profit and GAAP gross margin, respectively, excluding stock-based compensation expense and amortization of acquired intangible assets. We believe non-GAAP gross profit and non-GAAP gross margin provide our management and investors consistency and comparability with our past financial performance and facilitate period-to-period comparisons of operations, as these metrics generally eliminate the effects of certain variables from period to period for reasons unrelated to overall operating performance.

Non-GAAP Operating Loss and Non-GAAP Operating Margin

We define non-GAAP operating loss and non-GAAP operating margin as GAAP operating loss and GAAP operating margin, respectively, excluding stock-based compensation expense, amortization of acquired intangible assets, and acquisition-related expenses. We believe non-GAAP operating loss and non-GAAP operating margin provide our management and investors consistency and comparability with our past financial performance and facilitate period-to-period comparisons of operations, as these metrics generally eliminate the effects of certain variables from period to period for reasons unrelated to overall operating performance.

Free Cash Flow and Free Cash Flow Margin

Free cash flow is a non-GAAP financial measure that we define as net cash (used in) provided by operating activities less purchases of property and equipment. Free cash flow margin is calculated as free cash flow divided by total revenue. We believe that free cash flow and free cash flow margin are useful indicators of liquidity that provide information to management and investors about the amount of cash generated from our core operations that, after the purchases of property and equipment, can be used for strategic initiatives, including investing in our business and selectively pursuing acquisitions and strategic investments.

Calculated Billings

We define calculated billings as total revenue plus the increase in total deferred revenue as presented on or derived from our consolidated statements of cash flows less the (increase) decrease in total unbilled accounts receivable in a given period. We typically invoice our customers annually in advance, and to a lesser extent multi-year in advance, quarterly in advance, monthly in advance, monthly in arrears or upon delivery. Our management uses calculated billings to understand and evaluate our near term cash flows and operating results.